Exhibit 10.1

Assignment and Assumption of Lease

This ASSIGNMENT AND ASSUMPTION OF LEASE (this “Agreement”) is entered into as of October 31, 2003 (the “Effective Date”) by and among Veri-Tek International Corp., a Michigan corporation (“Assignor”), Quantum-Veritek, Inc., a Michigan corporation (“Assignee”), and Pontiac Trial, LLC, a Michigan limited liability company (“Landlord”). Assignor, Assignee and Landlord are referred to collectively herein as the “Parties.”

WITNESSETH:

WHEREAS, Assignor, as “Tenant,” and Landlord, as “Landlord,” are parties to that lease dated August 30, 2003 (the “Lease”), presently covering certain premises located at 50120 Pontiac Trail, Wixom, Michigan 48393 (the “Premises”), a copy of which Lease is attached hereto as Exhibit A; and

WHEREAS, Assignor, as “Seller,” and Assignee, as “Buyer,” are parties to an Asset Purchase Agreement dated October 15, 2003 (the “Purchase Agreement”), pursuant to which, subject to the terms and conditions set forth therein, Assignee purchases substantially all of the assets and assumes substantially all of the liabilities of Assignor; and

WHEREAS, simultaneously with the closing of the transactions contemplated by the Purchase Agreement, the Parties mutually desire (a) that Assignor assign all of its right, title and interest in, under and to the Lease to Assignee, (b) that Assignee assume all of Assignor’s obligations under the Lease, and (b) that Landlord consent to the assignment contemplated hereby, all on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and adequacy of which are expressly acknowledged, the Parties agree as follows:

1. Assignment and Assumption.

(a)	Effective as of the Effective Date, Assignor hereby assigns, transfers and sets over unto Assignee all of Assignor’s right, title and interest in, under and to the Lease. Assignor will deliver possession of the Premises to Assignee on the Effective Date.

(b)	Assignee hereby accepts the foregoing assignment and hereby agrees to perform all of the terms and conditions of the Lease to be performed on the part of Assignor and assumes all of the liabilities and obligations of Assignor under the Lease, arising or accruing on or after the Effective Date, including, without limitation, liability for the payment of rent and for the due performance of all the terms, covenants and conditions of the Tenant pursuant to the Lease.

2. Consent to Assignment. Effective as of the Effective Date, Landlord hereby (a) consents to the assignment effected hereby and (b) agrees to recognize Assignee as the tenant under the Lease and thereby establish direct privity of estate and privity of contract with Assignee.

3. Miscellaneous.

(a)	Headings. The section headings used herein are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(b)	Governing law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without regard to conflicts of law principles.

(c)	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Blocks Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Signed, Sealed and Delivered	LANDLORD:

In the Presence of:	Pontiac Trail, LLC,
a Michigan limited liability company

/s/ Todd Roeser	By:	/s/ James C. Juranitch
James C. Juranitch
/s/ Ronald H. Ribeck	Its:	Member

Signed, Sealed and Delivered	ASSIGNOR:

In the Presence of:	Veri-Tek International Corp.,
a Michigan corporation

/s/ Todd Roeser	By:	/s/ James C. Juranitch
James C. Juranitch
/s/ Ronald H. Ribeck	Its:	Presidents

Signed, Sealed and Delivered	ASSIGNEE:

In the Presence of:	QUANTUM-VERITEK, INC.,
a Michigan corporation

/s/ Todd Roeser	By:	/s/ Michael C. Azar
Michael C. Azar
/s/ Ronald H. Ribeck	Its:	Vice President, Secretary

LEASE

THIS LEASE is made as of the 30th day of August 2002, by and between Pontiac Trail L.L.C., a Michigan Limited Liability Company whose address is W360, N8251 Brown Street, Oconomowoc, WI 53066, as Landlord, and Veri-Tek, Inc., a Company, whose address is 50120 Pontiac Trail, Wixom, MI 48393                             , as Tenant, who agree as follows:

ARTICLE 1

LEASED PREMISES

Landlord, in consideration of the rents to be paid by Tenant and the covenants and agreements hereinafter set forth to be performed by Tenant, does hereby agree to lease to Tenant that portion of the real property and improvements located in the City of Wixom, County of Oakland, State of Michigan, commonly known as 50120 Pontiac Trail (“Real Property”), as specifically set forth on the Floor Plan dated August 30, 2002 attached hereto and incorporated herein as Exhibit A, consisting of approximately 27,072 square feet and all other items of real or personal property located within the said area (all such property hereinafter referred to as the “Leased Premises”).

Tenant shall also have the right to the use of all common areas on the Real Property consistent with the purpose for such common areas, provided, however, the Tenant shall not interfere with the peaceful enjoyment of the use of said common areas and the balance of the Landlord’s Real Property by any other tenant to whom the Landlord has leased a portion of said Real Property.

Tenant’s use of parking spaces shall be limited to the number specifically allotted to the Tenant by the Landlord. The Landlord hereby allots to the Tenant 60 parking spaces on the Leased Premises. In the event Landlord designates Tenant’s parking spaces by signage or otherwise, Tenant shall use the parking spaces so designated. In the event that Landlord does not designate specific parking spaces for Tenant, then Tenant shall have the right to use any parking spaces not designated as reserved for any other Tenant up to the number of parking spaces herein allotted to the Tenant. Tenant shall not use parking spaces in excess of those specifically allotted to the Tenant by the Landlord herein, nor shall the Tenant obstruct or interfere with any common areas within the improvement or common area sidewalks and common area ingress and egress routes.

ARTICLE 2

TERM OF LEASE

The term of this Lease shall commence on August 30, 2002, (the “Commencement Date”) and shall terminate on September 1, 2007, unless terminated earlier as otherwise provided in this Lease.

ARTICLES 3

RENT

Tenant covenants to pay the rent herein reserved and all other sums that may become due and payable by the Tenant hereunder, at the times and in the manner provided herein.

Tenant shall pay to the Landlord as Base Rent for the Leased Premises during the term of the Lease without setoff or deduction, the following rent:

Monthly

Rental Period	No. of Months	Base Rent
1-60	60	$21,815.00

The Base Rent set forth above shall be payable to Landlord in advance, in equal monthly installments as set forth above, upon the 1st day of each month. If the lease term commences on a day other than the 1st day of a calendar month, the rental for the first partial month shall be prorated accordingly.

If the Tenant shall fail to pay any monthly installment of Base Rent on or before ten (10) days after the date such installment is due, then, in addition to the Base Rent, the Tenant shall pay to the Landlord a “late charge” to cover Landlord’s administration expenses and not as a penalty or interest, a sum equal to five percent (5%) of the amount of the total Base Rent then due which shall be payable forthwith.

ARTICLE 4

UTILITIES

Tenant shall be solely responsible for and shall pay (1) all charges made against the Leased Premises for gas, heat, water, electricity, sewage disposition, telephone charges and all other utilities supplied to or consumed on the Leased Premises during the term of this Lease as the same become due, and (2) the cost of the repair, replacement and maintenance of the plumbing system, the electrical energy supply system and any other systems supplying utilities to the Leased Premises. Landlord shall provide gas, electric, water and sewer service to the building. Landlord shall not be liable to Tenant for any loss, damage or expense which Tenant may sustain if the quality or character of utilities are interrupted or no longer available due to any cause other than the sole negligence or willful act of Landlord. Landlord will warrant HVAC for a period of one (1) year from lease commencement

ARTICLE 5

REPAIRS, MAINTENANCE, ACCEPTANCE OF PREMISES

AND COMMON AREA MAINTENANCE (CAM) ESCROW

Tenant shall be responsible for payment of the entire cost of all maintenance of buildings and lot area, including but not limited to, the cost of ice and snow removal and maintenance of landscaped areas surrounding the subject leased space and asphalt repairs and/or stripping. In the event Tenant fails to maintain said landscaping or ample snow and ice removal, Landlord may, at is option, contract for said services and bill Tenant for said costs.

Landlord hereby delivers to Tenant, and Tenant hereby accepts from Landlord, possession of the Leased Premises. Tenant acknowledges it has inspected the Leased Premises and Tenant accepts the Leased Premises without any representation or warranty by Landlord, express or implied in fact or by law, as to the physical condition, usability or suitability of the Leased Premises for the Tenant’s use. Landlord will complete the work shown on Exhibit “A” floor plan prior to occupancy.

Landlord shall maintain in good condition and repair the foundation, structural walls and roof of the building, provided, however, that Landlord shall not be responsible to maintain, repair or replace any portion of the structural walls, roof or foundation that is damaged by the Tenant, its agents, employees, contractors, subcontractors or invitees, notwithstanding Landlord’s consent to any improvements which may result in such damage, and any such damage shall be promptly repaired by the Tenant at its sole cost and expense.

If Landlord deems any repairs necessary that are required to be made by Tenant according to the lease provisions contained herein, Landlord may demand that the Tenant make the repairs forthwith. If Tenant fails, neglects or refuses to forthwith commence any repairs deemed necessary by Landlord, and complete same with reasonable dispatch, Landlord, after notice from Landlord to Tenant, may make or cause to be made such repairs at Tenant’s expense. Landlord shall not be responsible to Tenant for any loss or damage that may accrue to Tenant’s stock or business as a result of Tenant’s failure to protect such property during repair (except for Landlord’s negligence or willful misconduct). Landlord shall make good faith efforts to minimize any interference with operation of Tenant’s business in the Leased Premises. If Landlord makes or causes such repairs to be made, Tenant shall pay to Landlord the cost thereof with interest at the Prime Rate from the date of such repair as Additional Rent due from Tenant to Landlord and Tenant shall pay same to the Landlord with the next monthly Base Rent due.

ARTICLE 6

TAXES AND ASSESSMENTS

Tenant agrees to pay as additional rent for the demised premises its proportionate share which equals One Hundred percent (100%) of all taxes assessments general and special, and all other governmental impositions which may be levied upon said premises or any part thereof, or upon any building or improvements at any time situated thereon, until the termination of the original term and of any extended term of this lease. All of such taxes, assessments and other impositions shall be paid by Tenant forthwith, but no later than thirty (30) days after receipt of such tax bill from the Landlord, regardless of whether the Landlord shall have paid the same. The property taxes and assessments for the first and last year of the original term or any extended term, as the case may be, shall be prorated between Landlord and Tenant so that Tenant will be responsible for any such tax or assessments attributable to the period during which Tenant has possession of the premises in the year in which this lease commences and terminates. The so-called “due date” method or proration shall be used, it being presumed that taxes and assessments are payable in advance. In the event the Landlord shall contest the amount of real estate taxes that may become due and payable under this Lease Agreement, and Landlord shall be successful and receive a refund, Tenant shall receive a credit for such refund, less the cost of such appeal.

As to assessments to be levied from the date hereof, Landlord, if provided the option, shall elect to pay same on an installment basis and Tenant shall be liable for payment in respect to such installments as are allocable to the lease term. As to any assessments which Landlord may be require to pay “in full”, Tenant shall be liable for the “reasonable portion thereof applicable to the lease term”.

Tenant, at its expense, shall have the right to contest any tax or assessment levied, assessed or imposed upon the leased premises, and Landlord, at Tenant’s written request, shall issue any consents or approvals in order to permit such contest.

In any event the State of Michigan or any political subdivision thereof, or any governmental authority having jurisdiction thereover, shall impose a tax and/or assessment of any kind or nature upon, against or with respect to rentals payable by Tenant to Landlord, or on the income of Landlord derived from the leased premises (other than the current income tax and impact of the Single Business Tax), or with respect to the ownership of the land and buildings comprising the leased premises, either by way of substitution for all or any part of the taxes and assessments levied or assessed against such land and buildings, or in addition thereto, such tax and/or assessment shall be deemed to constitute a tax and/or assessment against such land and such buildings for the purposes of this paragraph.

To the extent that Tenant qualifies for ad valorem real estate and personal property tax abatement in accordance with the laws of the State of Michigan, Landlord agrees to execute (without cost to Landlord) such documents as are reasonably necessary to allow Tenant to apply for and obtain such tax abatement.

ARTICLE 7

USE AND OCCUPANCY

Tenant shall use and occupy the Leased Premises for uses only as permitted by applicable law or ordinance. Except for a Certificate of Occupancy for Tenant to occupy and use the Leased Premises, which Landlord shall obtain at its expense, Tenant shall at its own expense obtain all other approvals, certificates or permits required for Tenant’s use and occupancy of the Lease Premises.

Tenant shall not use the Leased Premises or permit any other person to use the Leased Premises or any part thereof for any use or purpose in violation of the laws of the United States, the State of Michigan, the ordinances or other regulations of the municipality in which the Leased Premises is located, or any other lawful authorities, or in violation of the building and use restrictions of record relating to the Leased Premises or in violation of any term of this Lease. Tenant shall maintain the Leased Premises and every part thereof in a clean and wholesome condition and shall comply with all lawful health and police regulations. All signs and advertising displayed in and about the Leased Premises shall be such only as to advertise the Tenant’s business conducted upon the Leased Premises.

ARTICLE 8

INSURANCE

Tenant shall be responsible for payment of the entire cost of insurance. Landlord shall obtain and maintain at all times until termination of this Lease and surrender of the Premises to Landlord a primary policy of insurance covering the Premises and providing the insurance protection to Landlord described in this Article. Landlord shall retain in its possession the original policy and all endorsements, renewal certificates and new policies, if any, issued during the Term, and shall provide Tenant, upon Tenant’s written request, certificates evidencing the existence of the policy.

The liability coverage under the primary policy shall name Landlord and Landlord’s mortgagee, only, as insured parties, and shall provide commercial general public liability insurance coverage against claims for or arising out of bodily injury, death or property damage, occurring in, on or about the Premises or property in on or about the streets, sidewalks, or properties adjacent to the Premises. The limits of coverage will initially be not less than Two Million Dollars ($2,000,000.00) with respect to injury and death of a single person, not less than Two Million Dollars ($2,000,000.00) with respect to any one occurrence and not less than One Million Dollars ($1,000,000.00) with respect to any one occurrence of property damage, or, in the alternative, a combined single limit policy in the amount of Two Million Dollars ($2,000,000.00), and thereafter in such reasonably appropriate increased amounts as may be determined by Landlord or Landlord’s mortgagee; provided, however, that the amount of coverage will not be increased more frequently than at one (1) year intervals.

The primary policy will insure the Improvements, as defined in Article 1 hereof (excluding all personal property, fixtures or equipment of Tenant), for full replacement cost against loss by fire, with standard extended risk coverage, vandalism, malicious mischief, sprinkler leakage and all other risk perils commonly insured. The named insured for the foregoing coverage shall be Landlord and Landlord’s mortgagee, only. The insurance coverage amounts may be increased on the recommendation or requirement of Landlord or Landlord’s mortgagee, in order to reflect increases in the replacement cost of the Improvements. Upon the occurrence of any casualty, Tenant shall pay the amount of any policy deductible. The deductible shall not exceed Ten Thousand Dollars ($10,000.00).

The primary policy shall also provide loss of rents coverage sufficient, as reasonably determined by Landlord, to cover the net rental, additional rent and all other charges that are the obligation of Tenant under this Lease for a 12-month period from the date of any insured physical loss.

In addition to the above, and not by way of substitution therefor, Tenant shall obtain, at its own expense, a general public liability insurance policy, including blanket contractual coverage, which shall name Landlord and Landlord’s mortgagee as additional insureds. The policy shall contain cross-liability endorsements, and shall have the same limits or coverage as set forth above as changed or amended from time to time.

Upon issuance and renewal, the policies set forth in this Article shall be issued by an insurance company having an A.M. Best Company rating of not less than “A” and must provide for at least thirty (30) days’ written notice to Landlord of any cancellation at Landlord’s option, either a certificate of insurance or the original policy will be delivered by Tenant to Landlord prior to the effective date thereof, together with receipts evidencing payment of the premiums. Tenant will deliver certificates of renewal for such policies to Landlord at least thirty (30) days prior to the expiration dates thereof.

If Tenant fails to provide all or any of the insurance required by this Article or subsequently fails to maintain such insurance in accordance with the requirements thereof, Landlord may, (but will not be required to) procure or renew such insurance, and any amounts paid by Landlord for such insurance will be Additional Rent, due and payable, on or before the next monthly Base Rent payment is due, together with late charges as provided in Article 3.

Tenant waives all claims against Landlord and shall indemnify, defend and hold Landlord harmless from any liability, claims, actions, damages, liability and expense, including actual reasonable attorney’s fees, in connection with the loss of life, personal injury or damage to property arising from or out of any occurrence within the Leased Premises or any part thereof during the Lease Term unless proximately caused by the Landlord’s negligence or willful misconduct.

Tenant shall be responsible for procuring such insurance as it may desire covering the interior and contents of the Leased Premises, including without limitation, partitions, floor coverings, carpeting, drapes, shades, furniture, office equipment, inventory and any machinery and equipment within and/or affixed to the building(s).

Tenant shall cause each insurance policy it procures covering the Leased Premises to be written in a manner so as to provide that the insurance company waives all right of subrogation to any loss or damage covered by any such policies.

ARTICLE 9

DAMAGE BY FIRE OR OTHER CASUALTY

In the event the Premises shall be partially or totally destroyed by fire or other casualty insured under the insurance carried by Landlord so as to become partially or totally untenantable, then the damage to the Premises shall be promptly repaired (unless Landlord shall elect not to rebuild as herein provided), and the Base Rent and Additional Rent shall be abated in proportion to the floor area of the Premises rendered untenantable. Payment of full rental so abated shall commence from the 5th day following the date that Landlord advises Tenant that the Premises are tenantable, unless Tenant resumes the use at an earlier time in the damaged area or continues use in such area following destruction or damage, in which event there shall be no abatement or any such abatement shall terminate as of the date of Tenant’s resumption of use, whichever shall apply. The obligation of Landlord hereunder shall be limited to reconstructing the Premises in accordance with the initial Plans for the original construction of the Premises by Landlord. In no event shall Landlord be required to repair or replace Tenant’s merchandise, trade fixtures, furnishings or equipment. The term of the Lease shall not be extended by any period for which the Premises are untenantable due to such casualty.

ARTICLE 10

DESTRUCTION AND RESTORATION

If, after the commencement of the term of the Lease and prior to the expiration or earlier termination hereof, the Leased Premises shall be partially damaged (as distinguished from “substantially damaged”, as that term is hereinafter defined) by fire or casualty, Landlord shall promptly proceed to restore the Leased Premises to substantially the condition in which the Leased Premises were in immediately preceding such damage, but Landlord shall not be responsible for any damages Tenant may sustain attributable to delay in such restoration which may result from any cause beyond the reasonable control of Landlord.

Subject to the terms and conditions contained in the mortgage between the Landlord and any mortgagee of the Leased Premises, if, after the commencement of the term of this Lease, and prior to the expiration or earlier termination hereof, the building and improvements located on the Leased Premises shall be substantially damaged, as that term is hereinafter defined, by fire or casualty, the risk of which is covered by Tenant’s insurance, and Landlord does not elect to terminate this Lease as hereinafter set forth, Landlord shall, consistent with zoning laws and building codes then in existence, promptly restore the Leased Premises to substantially the condition which the Leased Premises where in immediately preceding such damage, except as hereinafter provided, but Landlord shall not be responsible for any damages Tenant may sustain attributable to delay in such restoration which may result from a cause beyond the reasonable control of Landlord. Should the net amount of insurance proceeds available to Landlord be insufficient to cover the cost of restoring the Leased Premises, then, in the reasonable business judgment of the Landlord, Landlord may, but shall have no obligation to, supply the amount of such insufficiency and restore the Leased Premises with all reasonable diligence, or Landlord may elect to terminate this Lease by giving notice to Tenant not later than thirty (30) days after Landlord has determined the estimated net amount of insurance proceeds available to Landlord and the estimated cost of such restoration.

The term “substantially damaged”, as used herein shall be defined as damage or destruction of more than forty percent (40%) of the floor area of the Lease Premises of such a character that the same cannot, in the ordinary course of business, reasonably be repaired with 180 days from the time that such repair work would commence.

If the Leased Premises are substantially damaged and Landlord determines that the continued operation of the Leased Premises would not be economical for the Landlord, Landlord may, promptly after such determination, terminate this Lease by thirty (30) days written notice to Tenant of such determination in which the Landlord shall state the date as of which Landlord demands surrender of the Leased Premises and this Lease shall terminate as of the date so stated as if the same were the date originally established as the expiration date hereof.

If the Leased Premises are substantially damaged and cannot be repaired within 180 days, Tenant shall have the right to terminate this Lease by giving thirty (30) days written notice to the Landlord.

ARTICLE 11

ALTERATIONS

The Tenant shall not make any alteration, addition or improvement to the Leased Premises without prior written consent of the Landlord and Landlord’s mortgagee, which consent shall not be unreasonably withheld except those improvements shown on Exhibit “A”. Upon the expiration of this Lease, Tenant shall not remove any alterations, additions or improvements attached to floors, walls or ceilings or any extension thereof, except Tenant’s equipment and trade fixtures. Any such alterations, additions or improvements (other than Tenant’s equipment and trade fixtures) shall be the property of Landlord and shall remain with the Leased Premises upon termination of this Lease.

For any alterations, additions or improvements (“Additional Tenant Improvements”) which the Tenant wishes to make, the Tenant shall provide Landlord and Landlord’s mortgagee with copies of detailed plans and specifications for review and approval, which are prepared and sealed by an architect and/or engineer licensed in the State of Michigan, prior to requesting Landlord’s written consent, and Tenant shall pay all costs incurred in connection therewith and in connection with review or inspection by any engineer or architect retained by Landlord and/or its mortgagee, which costs shall be paid by Tenant within ten (10) days following presentation of an invoice therefor. Tenant shall not commence any work without the prior written consent of Landlord and Landlord’s mortgagee and payment of the above costs. Without limiting the generality of the foregoing, Landlord reserves the right to condition its consent on the appropriateness of the materials proposed to be used by Tenant in relation to the materials comprising the existing improvements, the extent to which such improvements are in harmony with the remainder of the Premises and the impact of proposed improvements on the structural integrity of the building, roof and foundation and/or building systems.

All permits, inspection fees and all costs associated with the Additional Tenant Improvements shall be paid by Tenant (provided that Landlord shall cooperate, at no cost to Landlord, in connection with any applications or permits which are required to be signed by the owner of the Premises).

All work performed by Tenant shall be performed by responsible contractors, shall comply with all applicable provisions of this Lease and shall be accomplished in a manner so as not to void any warranties which may be existing with respect to the Premises.

Prior to commencement of any work, and until completion of the same, Tenant shall obtain and maintain at its sole expense builder’s risk insurance with such carriers and in such amount as may be required by Landlord and its mortgagee, which policy(ies) shall name Landlord and its mortgagee as additional insured, and shall provide that the same shall not be canceled or amended without thirty (30) days’ prior written notice to Landlord. Tenant shall provide Landlord with a copy of such policy(ies) prior to commencing any work.

Tenant shall provide Landlord, at Tenant’s expense, with “as-built” construction drawings, certified by Tenant’s architect or engineer, within thirty (30) days following completion of the Additional Tenant Improvements. All Additional Tenant Improvements constituting fixtures (excluding Tenant’s trade fixtures) shall become the sole property of Landlord and shall, at the election of Landlord, become encumbered by any mortgage(s) encumbering the Premises.

ARTICLE 12

CONSTRUCTION LIENS

Tenant shall not suffer or permit any construction liens to be filed against the Leased Premises or any part thereof by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant or anyone holding the Leased Premises or any part thereof through or under Tenant. If any such construction lien shall at any time be filed against the Leased Premises, Tenant shall cause the same to be discharged of record within twenty (20) days after the date same is recorded in the register of deeds. If Tenant shall fail to discharge such construction lien within such period, then in addition to any other right or remedy of Landlord, Landlord may discharge same either by paying the amount claimed to be due or by procuring the discharge of such lien in such manner as is permitted by law, after written notice to Tenant, but shall not be obligated to

Any amount incurred by Landlord for any of the aforesaid purposes, and all costs and expenses of Landlord, including Landlord’s actual reasonable attorney fees, in or about procuring the discharge of such lien, together with all necessary disbursements in connection therewith, and together with interest thereon at the Prime Rate plus two percent (2%) per annum, but in no event higher than the legal limit, from the date of payment shall be repaid by Tenant to Landlord on written demand to Tenant setting forth the amount of such costs and expenses, and if unpaid may be treated by Landlord as Additional Rent due and payable by Tenant to Landlord with the next monthly Base Rent payment. Nothing herein contained shall imply any consent or agreement on the part of Landlord to subject Landlord’s estate in the Leased Premises to liability under any construction lien law.

ARTICLE 13

WASTE

Tenant covenants not to do or permit any waste, damage or injury to the Leased Premises or any improvement now or hereafter located on the Leased Premises, or the fixtures and equipment thereof during the term of the Lease, any renewal thereof or any period in which the Tenant holds over.

ARTICLE 14

EMINENT DOMAIN

If fifty percent (50%) percent or more of the building’s net rentable area is condemned or taken in any manner (including, without limitation, any conveyance in lieu thereof) for any public or quasi-public use, the Lease Term shall cease and terminate as of the date title is vested in the condemning authority. If twenty-five percent (25%) or less of the building’s net rentable area is so condemned or taken, the Landlord may terminate this lease if it determines, in the reasonable exercise of its business judgment, that continued operation of the Premises under this Lease would be not be economical for the Landlord. If more than twenty-five percent (25%) of the building’s net rentable area is so condemned or taken, with the result that Tenant’s business is substantially and adversely affected thereby, or if such a portion of the parking area is so condemned or taken that the number of parking spaces remaining are less than the number required by applicable zoning or other code for the building and the appropriate variance cannot be obtained, then either Landlord or Tenant may terminate this Lease as of the date title is vested in the condemning authority by written notice to the other within twenty (20) days thereafter.

If this Lease is not terminated following such a condemnation or taking, Landlord, as soon as reasonably practicable after such condemnation or taking and the determination and payment of Landlord’s award on account thereof, shall expend as much as may be necessary of the net amount which is awarded to Landlord and released by Landlord’s mortgagee, if any, in restoring, to the extent originally constructed by Landlord (consistent, however, with zoning laws and building codes then in existence), so much of the building as was originally constructed by Landlord to an architectural unit as nearly like its condition prior to taking as shall be practicable. Should the net amount so awarded to Landlord be insufficient to cover the costs of restoring the building, in the reasonable judgment of Landlord, Landlord may, but shall have no obligation to, supply the amount of such insufficiency and restore the building to such an architectural unit, with all reasonable diligence, or Landlord may terminate this Lease by giving notice to Tenant not later than a reasonable time after Landlord has determined the estimated net amount which may be awarded to Landlord and the estimated cost of such restoration.

If this Lease is not terminated as provided above, the Base Rent payable by Tenant shall be reduced in direct proportion to the reduction in net floor space of the building by reason of the condemnation or taking. If this Lease is terminated as provided above, the Base Rent and other charges which are the obligation of Tenant hereunder shall be apportioned and prorated accordingly as of the date of termination.

The whole of any award or compensation for any portion of the Leased Premises taken, condemned or conveyed in lieu of taking or condemnation shall be solely the property of and payable to Landlord. Nothing herein to the contrary contained shall be deemed to preclude Tenant from seeking, at its own cost and expense, an award from the condemning authority for loss of its business, the value of any trade fixtures or other personal property of Tenant in the Leased Premises or moving expenses or the difference, if any, between the rental rate provided for herein and the market rent which Tenant is required to pay upon relocation, provided that the award for any such claim or claims shall not be in diminution of the award made to Landlord.

ARTICLE 15

ASSIGNMENT AND SUBLETTING

Tenant shall not assign or transfer this Lease or hypothecate, mortgage or sublet the Leased Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld. In the event of any assignment, transfer (including transfers by operation of law or otherwise), hypothecation, mortgage or subletting without such written consent, in addition to any other right or remedy Landlord may have under the provisions of this Lease, Landlord shall have the right to terminate this Lease and/or to re-enter and repossess the Leased Premises but Landlord’s rights to damages shall survive and Tenant shall not be released from any of its obligations under this Lease. Consent by Landlord to one or more assignment of this Lease or to one or more subletting of said Leased Premises shall not be deemed to be a waiver of the requirement for consent of Landlord to any future assignment or subletting. Notwithstanding anything contained herein to the contrary, Tenant shall not assign or sublease this Lease without the prior written approval of any Landlord mortgagee to the extent such written consent is required of such mortgagee and any assignment or sublease without the mortgagee’s consent shall be void. Landlord may assign this Lease and a Memorandum of this Lease (but not the Lease itself) may be recorded in the appropriate public records.

Notwithstanding the above, Landlord’s prior written consent shall not be required for an assignment of this Lease to a subsidiary, affiliate or parent corporation of Tenant, a corporation into which Tenant merges or consolidates, or to a purchaser of all or substantially all of the assets of Tenant if (1) Tenant gives Landlord prior written notice of the name of any such assignee and, (2) the assignee assumes, in writing, all of Tenant’s obligations under the Lease and, (3) such assignment meets all of the “factors” listed below in this Article.

Landlord and Tenant agree that any one of the following factors, or any other reasonable factor, will be reasonable grounds for Landlord in determining whether to consent to Tenant’s request to assign or sublet:

(a)	Financial strength of the proposed sub-tenant/assignee must be at least equal to that of the existing Tenant at the time of execution of this Lease.

(b)	Business reputation of the proposed sub-tenant/assignee must be in accordance with generally acceptable commercial standards.

(c)	Use of the Premises by the proposed sub-tenant/assignee must be substantially similar to the use permitted by this Lease.

(d)	Use of the Premises by the proposed sub-tenant/assignee will not tend to violate or create any potential violation of any laws, ordinances or regulations; and

(e)	Use of the Premises by the proposed sub-tenant/assignee will not violate any other agreements affecting the Premises.

ARTICLE 16

RIGHT TO MORTGAGE, SUBORDINATION,

ATTORNMENT AND ESTOPPEL CERTIFICATES

This Lease shall be subordinate to any mortgage given by Landlord that encumbers the Leased Premises at any time during the term thereof and to any and all advances made thereunder, replacements and extensions thereof. Anything to the contrary notwithstanding, any mortgagee, at its election, by notice in writing delivered to Landlord and Tenant, shall be entitled to have its mortgage lien treated as prior to this Lease, whether or not this Lease is executed prior or subsequent to the date of such mortgage. For purposes of this Article, “mortgage” shall include both construction and permanent financing and shall be deemed to include mortgages, ground or underlying leases, leasehold mortgages, land contracts, deeds of trust or other financing instruments. Tenant shall promptly execute any instruments requested by Landlord to evidence subordination of this Lease to the lien of any mortgage and hereby irrevocably appoints Landlord its attorney-in-fact with full power and authority to prepare, execute and deliver any such subordination instrument or instruments for and in the name of Tenant.

If proceedings are brought for the foreclosure of any mortgage or a deed is delivered to a mortgagee by Landlord in lieu of such foreclosure, or if a mortgagee shall exercise a power of sale under any mortgage made by Landlord covering the Leased Premises, Tenant shall attorn to the Purchaser upon any such foreclosure or sale and shall recognize such purchaser as Landlord under this Lease. Within ten (10) days after written request by Landlord, Tenant shall execute and deliver to Landlord a written statement in recordable form certifying (i) whether or not this Lease is in full force and effect (ii) the Commencement Date, (iii) whether or not the rent is paid currently without set-off or defense thereof, (iv) the amount of rent, if any, paid in advance, and (iv) whether or not there are uncured defaults by Landlord stating with specificity such uncured defaults, if any, claimed by Tenant.

In the event this Lease is subordinate to any mortgage, Landlord shall obtain from the mortgagee the mortgagee’s written agreement that the foreclosure of such mortgage or the granting of a deed in lieu of foreclosure shall not result in a termination of this Lease or the rights of Tenant under this Lease, provided that Tenant is not then in default under this Lease.

ARTICLE 17

BANKRUPTCY OR INSOLVENCY

In the event that Tenant shall become a Debtor under Chapter 7, 11 or 13 of the Bankruptcy Code, and the trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same of otherwise, such election and assignment may only be made if all of the terms and conditions of this Article hereof are satisfied. The Tenant acknowledges that Landlord has executed this Lease based on Tenant’s inducements as to its financial integrity, business experience and ability to pay all Tenant’s obligations under the Lease. Under these circumstances, Tenant agrees that should Tenant, as Debtor-in-Possession, or any Trustee appointed for Tenant, fail to elect to assume this Lease within sixty (60) days after the filing of the Petition, this Lease shall be deemed to have been rejected. Tenant further knowingly and voluntarily waives any right to seek additional time to affirm or reject the Lease and acknowledges that there is no cause to seek such extension. If Tenant, as Debtor-in-Possession, or the Trustee abandons the Premises, same shall be deemed a rejection of the Lease. Landlord shall be entitled to at least thirty (30) days prior written notice from Tenant, as Debtor-in-Possession, or its Trustee of any intention to abandon the Premises. Landlord shall thereupon be immediately entitled to possession of the Premises without further obligation to Tenant or the Trustee, and this Lease shall be canceled, but Landlord’s right to be compensated for damages in such liquidation proceeding shall survive.

No election by the Trustee of Debtor-in-Possession to assume this Lease, whether under Chapter 7, 11 or 13, shall be effective unless each of the following conditions, which Landlord and Tenant acknowledge are commercially reasonable in the context of a bankruptcy proceeding of Tenant, have been satisfied, and Landlord has so acknowledged in writing:

(a)	The Trustee or the Debtor-in-Possession has cured, or has provided Landlord adequate assurance (as defined below) that:

(1)	Within thirty (30) days from the date of such assumption the Trustee will cure all monetary defaults under this Lease; and

(2)	Within thirty (30) days from the date of such assumption the Trustee will cure all non-monetary defaults under this Lease, if such default(s) are capable of cure within thirty (30) days, otherwise within a reasonable period of time thereafter.

(b)	The Trustee or the Debtor-in-Possession has compensated, or has provided to Landlord adequate assurance that within ten (10) days from the date of assumption Landlord will be compensated for any pecuniary loss incurred by Landlord arising from the default of Tenant, the Trustee, or the Debtor-in Possession as recited in Landlord’s written statement of pecuniary loss sent to the trustee or Debtor-in-Possession.

(c)	The Trustee or the Debtor-in-Possession has provided Landlord with adequate assurance of the future performance (as defined below) of each of the Tenant’s, the Trustee’s or Debtor-in-Possession’s obligations under this Lease, provided, however, that:

(1)	If not otherwise required by the terms of this Lease, the Trustee or Debtor-in-Possession shall also pay in advance on each date Base Rent is payable one-twelfth (1/12th) of Tenant’s annual obligations under this Lease for real estate taxes and similar charges.

(2)	The obligations imposed upon the Trustee or Debtor-in Possession shall continue with respect to Tenant or any assignee of this Lease after the completion of bankruptcy proceedings.

(d)	The assumption of the Lease cannot breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound relating to the Premises.

(e)	The Tenant as Debtor-in-Possession or its Trustee shall provide the Landlord at least 45 days prior written notice of any proceedings concerning the assumption of this Lease.

(1)	Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, at a minimum “adequate assurance” shall mean:

(i)	The Trustee or the Debtor-in-Possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or the Debtor-in-Possession will have sufficient funds to fulfill the obligations of Tenant under this Lease.

(ii)	The Bankruptcy Court shall have entered an Order segregating sufficient cash payable to Landlord and/or the Trustee or the Debtor-in-Possession shall have granted a valid and perfected first lien and security interest and-or mortgage in property of the Tenant, the Trustee or Debtor-in-Possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or Debtor-in-Possession to cure the monetary and/or nonmonetary defaults under this Lease within the time periods set forth above.

In the event that this Lease is assumed by a Trustee appointed for Tenant or by Tenant as Debtor-in-Possession, and thereafter Tenant is liquidated or files a subsequent Petition for reorganization or adjustment of debts under Chapter 12 or 13 of the Bankruptcy Code, then, and in either of such events, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Tenant written notice of its election to so terminate, within thirty (30) days after the occurrence of either of such events.

If the Trustee or Debtor-in-Possession has assumed this Lease pursuant to the terms and provision of this Article, for the purpose of assigning (or elects to assign) Tenant’s interest under this lease or the estate created thereby, to any other person, such interest or estate may be so assigned only if Landlord first acknowledges in writing that the intended assignee has provided adequate assurance of future performance (as defined below) of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. For purposes of this paragraph, in the context of a bankruptcy proceeding of Tenant, at a minimum “adequate assurance of future performance” shall mean that each of the following conditions have been satisfied, and that Landlord has so acknowledged in writing:

(a)	The assignee has submitted a current financial statement audited by a Certified Public Accountant which shows a new worth and working capital in amounts determined to be sufficient by Landlord to assure the future performance by such assignee of Tenant’s obligations under this Lease.

(b)	The assignee, if requested by Landlord, shall have obtained guarantees in form and substances satisfactory to Landlord from one or more persons who satisfy Landlord’s standards of creditworthiness.

(c)	The Landlord has obtained all consents or waivers from any third party required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to permit Landlord to consent to such assignment.

When, pursuant to the Bankruptcy Code, the Trustee or Debtor-in-Possession shall be obligated to pay reasonable use and occupancy charges for the use of the Premises or any portion thereof, such charges shall not be less than the Base Rent and Additional Rent as defined in this Lease and all other monetary obligations of Tenant as set forth in this Lease.

Neither Tenant’s interest in this Lease, nor any lesser interest of Tenant herein, nor any estate of Tenant hereby created, shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant (hereinafter referred to as the “state law”) unless Landlord shall first consent to such transfer in writing. No acceptance by Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to have waived, nor shall it waive the need to obtain Landlord’s prior written consent, or Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such prior written consent.

In the event the estate of Tenant created hereby shall be taken in execution or by the process of law, or if Tenant or Tenant’s Guarantor (if applicable) shall be adjudicated insolvent pursuant to the provisions of any present or future insolvency law under state law, or if any proceedings are filed by or against the Guarantor under the Bankruptcy Code, or any similar provision of any future federal bankruptcy law, of if a Custodian, Receiver or Trustee of the property of Tenant or the Guarantor shall be appointed under state law by reason of Tenant’s or the Guarantor’s insolvency or inability to pay its debts as they become due or otherwise, or if any assignment shall be made of Tenant’s or the Guarantor’s property for the benefit of creditors under state law; then and in such event Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder by giving Tenant written notice of the election to so terminate within thirty (30) days after the occurrence of such event.

No default of this Lease by Tenant, either prior to or subsequent to the filing of such a petition, shall be deemed to have been waived unless the Landlord has expressly waived same in writing.

ARTICLE 18

LANDLORD’S REMEDIES

If any Base Rent or Additional Rent payable by Tenant to Landlord remains unpaid for more than Ten (10) days from the date due, or if Tenant fails, neglects or refuses to perform any of its other obligations in this Lease and that violation or default continues for a period of thirty (30) days after written notice to the Tenant of same (unless such default cannot be cured within thirty (30) days, in which case Tenant shall not be deemed in default provided that Tenant promptly commences to cure the violation or default after notice from Landlord and continues to diligently pursue such cure to completion), Landlord may (but will not be required to) declare (i) the Lease forfeited and the Term ended; or (ii) re-enter the Premises; or (iii) exercise all other remedies available to Landlord under Michigan law. Landlord shall not be liable for any damages or injury to persons or property by reason of any legitimate re-entry or forfeiture, and Landlord shall be aided and assisted by Tenant, its agents, representatives and employees. Tenant, by the execution of this Lease, waives notice of re-entry by Landlord. In the event of re-entry by Landlord without declaration of forfeiture, the liability of Tenant for the rent provided herein will not be waived or extinguished for the balance of the Term or any renewals thereof, and any rentals prepaid may be retained by Landlord and applied (i) against the costs of re-entry; or (ii) as future rent; or (iii) both.

In the event of re-entry by Landlord, Landlord may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, without notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In the event Tenant shall not remove its property from the Premises within ten (10) business days after Tenant has vacated the Premises or on the date of the issuance of a Writ of Restitution of the Leased Premises by a court of competent jurisdiction whichever shall occur first, then such property shall be deemed abandoned by Tenant and Landlord may dispose of the same without any liability to Tenant.

In addition to the rentals and other sums agreed to be paid hereunder, Tenant shall pay all actual reasonable attorney fees, costs and expenses incurred by Landlord for the preparation and filing of any notice to quit, eviction proceedings and collection proceedings, such payments to be made to Landlord within ten (10) days after written demand and evidence of the same is provided to Tenant. Landlord shall not be required to accept any past due amounts owing under this Lease unless such payments include such legal fees, costs and expenses.

All rights and remedies of the Landlord shall be cumulative and none shall be exclusive of any other rights and remedies allowed by law.

ARTICLE 19

NON-WAIVER

Waiver by the Landlord of any Tenant breach of the covenants or conditions of this Lease or the non-performance of the same for any particular time shall not be construed as a waiver of any succeeding breaches of the same or other covenant or condition hereof, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent or similar act by Tenant.

No payment by Tenant or receipt by Landlord of a lesser amount than the Base Rent and any Additional Rent due shall be deemed to be other than received on account for the earliest rent, nor shall any endorsement or statement provided by anyone other than the Landlord on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and such check or payment shall be deemed to be tendered by the Tenant without prejudice to Landlord’s right to recover the balance of such rent or to pursue any other remedy provided in this Lease or otherwise provided by law.

ARTICLE 20

SURRENDER OF PREMISES ON TERMINATION

At the expiration (or earlier termination) of the Term, Tenant shall surrender the Premises broom clean and in as good condition and repair as the Premises were at the time Tenant took possession, reasonable wear and tear excepted, and shall promptly upon surrender deliver all keys for the Premises to Landlord at the place fixed for payment of rent. All costs and expenses incurred by Landlord in connection with repairing or restoring the Premises to the condition called for herein together with the costs, if any, of removing from the Premises any property of Tenant left therein, together with liquidated damages in an amount equal to the amount of the Base Rent plus all other charges which would have been payable by Tenant under this Lease if the Term had been extended for the period of time reasonably required for Landlord to repair or restore the Premises to the condition called for herein, shall be invoiced to the Tenant and shall be payable by Tenant as Additional Rent within five (5) days after delivery of an invoice for same.

ARTICLE 21

HOLDING OVER

It is hereby agreed that in the event the Tenant holds over after the termination of this Lease, thereafter the tenancy shall be from month to month in the absence of a written agreement signed by the Landlord to the contrary, and Tenant shall pay to Landlord a monthly occupancy charge equal to one hundred fifty (150%) percent of the last monthly Base Rent due under Article 3 (plus all other charges payable by Tenant under this Lease, including Additional Rent) from the expiration or termination of this Lease until the date the Leased Premises are delivered to Landlord in the condition required herein, and Landlord’s right to damages for such hold over occupancy shall survive.

ARTICLE 22

RIGHT TO SHOW PREMISES

Tenant hereby agrees that for a period commencing one hundred eighty (180) days prior to the termination of this Lease, Landlord may show the Leased Premises to prospective tenants, during normal business hours and upon reasonable notice to Tenant, and one hundred eighty (180) days prior to the termination of this Lease, may display on the exterior of the Leased Premises, rent or sale signs advertising the availability of the Premises.

ARTICLE 23

FINANCIAL STATEMENTS

Tenant agrees to furnish the Landlord with a copy of its financial statements as compiled by an independent certified public accountant in accordance with generally accepted accounting principles within ninety (90) days of the end of Tenant’s fiscal year.

ARTICLE 24

SECURITY DEPOSIT

The Landlord hereby acknowledges the receipt of fifteen thousand Dollars ($15,000) from the Tenant as a refundable security deposit. This deposit shall be returned to the Tenant upon the termination of the Lease provided that the Premises are delivered to the Landlord in the same condition as delivered to the Tenant, reasonable wear and tear excepted.

ARTICLE 25

ENVIRONMENTAL MATTERS

For the purposes of this Article, the following definitions apply:

“Governmental Regulation” means any law, regulation, rule, policy, ordinance, or similar requirement of the United States, any state, and any county, city, township or other state or federal agency or subdivisions of the United States or any state statute, rule or regulation regarding transportation, treatment, handling, disposal, transfer, production, use or processing of Hazardous Material as hereinafter defined.

“Hazardous Materials” means any substance, the manufacture, use, treatment, storage, transportation, or disposal of which is regulated by any federal, state or municipal law, statute, ordinance, rule or regulation having as its object the protection of public health, natural resources, or the environment, including, by way of illustration only and not as a limitation, the following: the Resource Conservation and Recovery Act; the Comprehensive Environmental Response, Compensation, and Liability Act; the Toxic Substance Control Act; the Federal Water Pollution Control Act; the Clean Air Act; the Michigan Hazardous Waste Management Act; the Michigan Water Resources Commission Act; the Michigan Solid Waste Management Act; and the Michigan Natural Resources and Environmental Protection Act, as each of such acts shall be amended from time to time.

(a)	Tenant’s Representations and Warranties. The Tenant represents and warrants to the Landlord as follows:

1.	The Tenant will not use, store, generate, create or dispose, transport, manufacture, refine, handle or produce Hazardous Materials on, the Leased Premises or permit same to be done in any manner which violates any Governmental Regulation governing same.

2.

The Tenant shall keep and cause the Leased Premises to be kept free of Hazardous Materials except to the extent that such Hazardous Materials are stored for use in the Tenant’s normal course of business and same shall be stored and used in strict compliance with every applicable Governmental Regulation. Without limiting the foregoing, the Tenant shall not cause or permit, by any act or omission on the part of the Tenant or any subtenant or occupant, a release, spill, leak or emission of

Hazardous Materials onto the Leased Premises or onto any other contiguous property.

3.	In the event that the Leased Premises are contaminated by Hazardous Materials during the term of this Lease, the Tenant shall be solely responsible for and bear the full cost of all investigations, including a comprehensive environmental audit, studies, sampling, and testing, and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials, containers, contaminated soil or materials on, under, from or affecting the Leased Premises as required by every applicable Governmental Regulation, to the reasonable satisfaction of the Landlord, and in accordance with the orders and directives of all federal, state and local governmental authorities. The provisions of this Paragraph shall only apply to all Hazardous Materials on, under, from or affecting the Leased Premises as a result of either intentional or unintentional acts or omissions on the part of the Tenant or any subtenant or occupant of the Leased Premises. This provision shall be liberally construed so as to impose complete liability for the acts or omissions of the Tenant, any subtenant or other occupant of the Leased Premises or those on the Lease Premises acting under the direction or control of the Tenant or with the Tenant’s permission.

4.	The Tenant shall:

(i)	Do all things necessary to assure that the representations, warranties and covenants made or to be performed by Tenant and set forth herein are met and continue to be accurate and correct.

(ii)	Assure that all entities acting on behalf of the Tenant are aware of and comply with the obligations of the Tenant under this Article.

(iii)	Conduct periodic reviews of the use of the Leased Premises and its activities to assure compliance with the Tenant’s obligations under this Article.

(iv)	Promptly (i) notify the Landlord in writing of any occurrence or event which would cause any representation, warranty, or covenant set forth in this Article 26 to be incorrect, and (ii) take steps necessary to correct same immediately.

5.	The Tenant shall not use or allow the Leased Premises to be used in such a manner that any representation, warranty or covenant set forth in this Article becomes incorrect or is not strictly complied with.

6.

Subject to the limitations set forth below, the Tenant shall defend, indemnify and hold harmless the Landlord, its employees, agents, officers, directors, shareholders and members from and against any and all claims of every kind and nature, known or unknown, contingent or otherwise, demands, criminal and civil penalties, fines, liabilities, settlements, judgments, damages, costs or expenses, including without limitation, actual reasonable attorneys’, consultants’ fees, investigation and laboratory fees, court costs and all litigation expenses, arising out of or in any way related to (1) Tenant’s breach of its representations and warranties under this Article or its obligation or covenant under this Article; and/or (2) any lawsuit brought or threatened, settlement reached or government order relating to Tenant’s acts or omissions regarding such Hazardous Materials with respect to the Leased Premises; and/or (3) any violation of Governmental Regulations which are based upon or in any way related to such Hazardous Materials on the Leased Premises resulting from the acts or omissions of Tenant.

7.	The Tenant shall, upon termination, surrender or expiration of this Lease, deliver the Leased Premises to the Landlord free of any and all Hazardous Materials resulting from the acts or omissions of Tenant which are then required to be removed (whether over time or immediately) pursuant to applicable Governmental Regulations then in force affecting the Leased Premises.

8.	The provisions of this Article shall be in addition to any and all other obligations and liabilities which the Tenant may have under the Lease and in common law, and shall survive (a) the payment of all sums due to the Landlord under the Lease for rent and expenses, or (b) the satisfaction of all of the other obligations of the Tenant under the Lease and (c) the termination, surrender or expiration of the Lease.

9.	The Tenant’s representations, warranties and covenants in this Article are nondelegable and nonassignable.

10.	This Article shall not be deemed to interfere with the Tenants ability to lawfully conduct its business on the Leased Premises in strict accordance with Governmental Regulation.

(b)	Landlord’s Representations and Warranties. The Landlord represents and warrants to the Tenant as follows:

1.	To the best of Landlord’s knowledge, at the time of commencement of this Lease, no previous Owners or Tenants have used Hazardous Materials on the Leased Premises that violate any Governmental Regulation.

2.	Landlord has not received any notice of any violations of any Governmental Regulation relating to the Leased Premises.

ARTICLE 26

QUIET ENJOYMENT

During the term of the Lease while the Tenant is not in default, Landlord shall not disturb or interfere with Tenant’s quiet and peaceful enjoyment of the Premises.

ARTICLE 27

INDEMNIFICATION

Tenant, at its own expense will indemnify, defend and hold Landlord, its officers, directors, stockholders, beneficiaries, partners, members, managers, representatives, licensees, servants, agents, employees and contractors, harmless from any loss, damage, claim of damage, liability or expense to or for any person or property, including Landlord’s actual reasonable attorney fees, whether based on contract, tort, negligence or otherwise, arising directly or indirectly out of or in connection with the condition of the Premises, the use or misuse thereof by Tenant or any other person, the acts or omissions of Tenant, its licensees, servants, agents, employees or contractors, the failure of Tenant to comply with any provision of this Lease, or any event on the Premises, whatever the cause; provided, however, that nothing herein shall be construed to require Tenant to indemnify Landlord against Landlord’s own acts, omissions or negligence.

ARTICLE 28

OPTION TO PURCHASE

There is no option to purchase at this time.

ARTICLE 29

LANDLORD’S LIABILITY

The term “Landlord” as used in this Lease so far as covenants, agreements, stipulations or obligations on the part of the Landlord are concerned means and includes only the owner or owners of fee title (or of a ground leasehold interest) to the Premises at the time in question, and in the event of any transfer or transfers of the title to such fee the Landlord herein named (and in case of any subsequent transfers or conveyances the then grantor) will automatically be discharged from and relieved from all personal liability for the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed from and after the date of such transfer or conveyance.

If Landlord fails to perform any provision of this Lease upon Landlord’s part to be performed, and if as a consequence of such default Tenant recovers a money judgment against Landlord, such judgment must be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Leased Premises and out of rents or other income from the Leased Premises receivable by

Landlord. The Landlord shall not be personally liable for any deficiency beyond its interests in the Premises.

ARTICLE 30

TAXES ON LEASEHOLD

Tenant shall be responsible for and shall pay, before delinquency, all municipal, county or state taxes assessed during the Term against any leasehold interest or personal property of any kind, owned or placed in, upon or about the Premises by the Tenant.

ARTICLE 31

RECORDING

Tenant shall not record this Lease with the prior written consent of Landlord.

ARTICLE 32

HEADINGS

Topical headings appearing in this Lease are for convenience only and do not define, limit or construe the contents of any paragraphs, sections or clauses.

ARTICLE 33

APPLICABLE LAW

This Lease shall be governed by, and construed in accordance with, the laws of the State of Michigan. If any provisions of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of the Lease shall be valid and enforceable to the fullest extent permitted by Law.

ARTICLE 34

NOTICES

Any notice, demand, request or other instrument which may be or is required to be given under this Lease shall be delivered, and deemed received upon being personally delivered or deposited by United States Certified Mail, return receipt requested, postage prepaid and shall be addressed (a) if to Landlord, to the attention of James Juranitch, at W360 N8251 Brown Street, Oconomowoc, WI, 53066 or at such other address as Landlord may designate by written notice, and (b) if to Tenant, at the Leased Premises.

ARTICLE 35

CAPTIONS

The captions of the paragraphs in this Lease are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof if any question of intent should arise.

ARTICLE 36

TERMINOLOGY

All personal pronouns used in this Lease, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa.

ARTICLE 37

SUCCESSORS

This Lease shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, administrators, executors, representatives, successors and assigns.

ARTICLE 38

ENTIRE AGREEMENT

This Lease sets forth all of the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises, and Landlord and Tenant respectively acknowledge that there are no covenants, promises, agreements, representations, inducements, conditions or understandings, either oral or written, between Landlord and Tenant other than herein set forth. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party.

IN WITNESS WHEREOF, the parties hereto have executed or caused this Lease Agreement to be executed as of the day and year first above written.

LANDLORD:
Pontiac Trail, L.L.C., a Michigan Limited
WITNESSES:	Liability Company

/s/ Linda Olschefski	By:	/s/ James Juranitch
	Name:	James Juranitch
/s/ Terri Chefa	Its:	Owner
	Date:	August 30, 2002

TENANT:
WITNESSES:	Veri-Tek Inc.

/s/ Linda Olschefski	By:	/s/ James Juranitch
	Name:	James Juranitch
/s/ Terri Chefa	Its:	CEO
	Date:	August 30, 2002

EXHIBIT A TO LEASE

[Floor Plan]